EXHIBIT 12.2

Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Rogério Leme Borges dos Santos, certify that:

1. I have reviewed this annual report on Form 20-F of Companhia Siderúrgica Nacional, as amended by this Amendment No. 1;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: February 14, 2013

By	/s/ Rogério Leme Borges dos Santos
Name:	Rogério Leme Borges dos Santos
Title:	Controller / Principal Financial Officer